Exhibit 99.4

May 11, 2021

Spark Education Limited (the “Company”)

Block A, No.101 Wangjing Lize Zhongyuan,

Chaoyang District, Beijing,

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on April 6, 2021 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Hau Yan Hannah LEE
Name: Hau Yan Hannah LEE